Exhibit 10.30

Confidential Treatment Requested by Tesla Motors, Inc.

SUPPLY AGREEMENT

TESLA MOTORS, INC.

[Tesla Logo]

and

[***]

13th DAY OF APRIL, 2007

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Confidential Treatment Requested by Tesla Motors, Inc.

THIS SUPPLY AGREEMENT is entered into as of this 13th day of April, 2007 (the “Effective Date”) between

(a)

Tesla Motors, Inc., a Delaware corporation, with its principal place of business in San Carlos, California, U.S.A. and its subsidiaries in world wide locations, including Hethel, Norwich, Norfolk in the United Kingdom; and

(b)	[***], with its principal place of business in [***].

The Parties agree as follows:

1. Definitions.

Unless defined additionally elsewhere in this Agreement, the following capitalized terms shall have the meanings specified below:

(a) “Agreement” means (i) this Supply Agreement, (ii) all Attachments, and (iii) all Orders, as each may be amended from time to time.

(b) “Attachment” means any document that is referenced in this Supply Agreement and attached hereto. All Attachments are deemed to be incorporated into this Agreement by this reference.

(c) “Order” means an order for Items communicated pursuant to this Agreement by Tesla to Supplier via a purchase order whether in hardcopy or electronic form. All Orders are deemed to be incorporated into this Agreement by this reference.

(d) “Internal Tesla Data” means planning data, product engineering or manufacturing data, information, forecasts, Specifications or Confidential Information that is stored, displayed, maintained or accessed on the Tesla Web Site or other Tesla internal databases or internal network servers or storages.

(e) “Items” means, collectively either singular or plural, components, equipment, materials, subassemblies or other goods and related software and services specified in (i) Attachment 1; or (ii) an Order.

(f) “Parties” means Tesla and Supplier.

(g) “Specifications” means such drawings, designs, instructions, technical or performance requirements or other technical or commercial information relating to the design, development, manufacture, packaging and labeling, delivery, logistics, installation, assembly, testing and/or use of one or more Items.

(h) “Sub-tier Supplier” means a member of Supplier’s direct or indirect sub-tier supply base (including, without limitation, subcontractors and vendors of Supplier, and of Supplier’s subcontractors and vendors) that provides goods and/or services in connection with Items.

(i) “Supplier” means [***] and affiliates authorized in writing by Tesla to perform under this Agreement.

(j) “Tesla” means Tesla Motors, Inc., including its subsidiaries existing on or after the Effective Date.

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(k) “Tesla Web Site” means the portion of the password-protected Web Site, including the database related to supply chain management, maintained by Tesla, to which Supplier may be given access for the purpose of performing under this Agreement.

2. Scope of Agreement; Term.

(a) Scope of Agreement. This Agreement sets forth the terms and conditions governing the purchase and sale of Items, the relationship between Tesla and Supplier, and compliance with Tesla’s business processes. Tesla’s current business processes and requirements for certain matters covered by this Agreement, including packaging, delivery, shipment, crating and repair of Items, are set forth in the Attachments. Tesla Motors, Inc. and its subsidiaries shall be entitled to purchase Items from Supplier under this Agreement, and shall have all of the rights of “Tesla” under this Agreement. Nothing in this Agreement shall prevent Tesla from engaging third parties other than the Supplier to provide goods or services the same as, or similar to the Items.

(b) Term. This Agreement shall commence on the Effective Date and, unless terminated as set forth in Section 21 (Termination), shall continue in effect for a term of at least thirty-six (36) months. After thirty-six (36) months this Agreement shall automatically renew for consecutive additional terms of twelve (12) months each. Either party may terminate this Agreement without cause upon conclusion of the initial term or any additional term with six (6) months’ prior written notice to the other party. Parties will agree to review the structure and pricing of the agreement as the production quantity changes after the initial thirty-six (36) months. The effective period of this Agreement is referenced as the “Term.”

(c) Updating Business Processes. Tesla regularly improves its business processes. In that regard, Tesla shall have the request to amend any Attachment by giving notice of such request to Supplier in writing, or by other electronic means. All modifications to any Attachment shall be upon the mutual written agreement of the Parties.

3. Orders.

(a) Orders. All authorized demand signals for Items from Tesla to Supplier shall be in the form of “Orders”. An Order shall (i) identify the Items requested and (ii) state the quantity, date, time and place of delivery, and price of the Items requested (unless previously specified in Attachment 1, which shall control). Supplier shall accept communications of Orders in a written format reasonably designated by Tesla.

Acceptance/Rejection of Orders. Supplier shall promptly communicate its acceptance or rejection of an Order. Supplier shall not, however, reject (and shall be deemed to have accepted) an Order for Items set forth on Attachment 1, so long as the Order conforms to the terms and conditions of this Agreement (including without limitation lead time requirements specified for such Items on Attachment 1, if any). Any notice of rejection shall state the specific grounds for such rejection. In all events, Supplier’s commencement of work on the Items or shipment of Items, whichever occurs first, shall be deemed to be an effective mode of acceptance of such Order.

(b) Order Adjustments. Supplier acknowledges that Tesla may be required to modify Orders from time to time. Tesla may increase the quantity of Items in any Order at any time prior to the scheduled delivery date and, provided such increase falls within the Quantity Adjustment Schedule set forth below, (i) Supplier will deliver such increased quantity with no additional charges including accelerated delivery, expedite fees or the like, and (ii) such increase will not

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affect the delivery schedule of Items previously ordered. Supplier shall notify Tesla within three (3) days of receipt of any increase in quantity where the increase is such that sufficient capacity is not available or if there are any material issues which may prevent such an increase. Such notice shall provide sufficient details as to the amount of increase that Supplier will be able to accommodate within the timing contained in the Order adjustment and Supplier will also present to Tesla an actual timing plan showing when the balance of any such increase can be achieved

At no point can Tesla decrease a schedule which falls within the required firm period (6 weeks).

Weeks until Delivery Date	≤6 weeks		6< & ≤10 weeks		10<&≤20		20< weeks
Percent Quantity Adjustment for Authorized Order Signal	[***	]%	[***	]%	[***	]%	[***	]%

If Tesla requires an increase in the quantity of Items in any Order and such increase does not fall within the Quantity Adjustment Schedule set forth above, then, if feasible and as mutually agreed upon by the Parties, Supplier will provide such increased Items in accordance with the modified Order and Tesla shall pay actual increased costs actually incurred by Supplier, resulting therefrom, provided such costs are (i) reasonable; (ii) authorized by Tesla in writing in advance of Supplier’s incurring such costs; and (iii) identified separately from the unit price on Supplier’s invoice to Tesla.

(c) Reduction or Cancellation of an Order. If Tesla requires a reduction in the quantity of Items in any Order, or cancels any Order, the Parties’ respective rights and obligations shall be as specified in Section 21 (Termination).

(d) Purchases by Authorized Third Party. Certain Items may be (i) incorporated into subassemblies, modules, or other products made for Tesla by a third party; or (ii) otherwise processed by a third party. In such event, Tesla may designate the third party as authorized to purchase Items from Supplier and, upon Supplier’s receipt of notice thereof, Supplier shall enter into an agreement with such third party to sell Items to the third party on terms and conditions (including pricing) no less favorable than the terms set forth in this Agreement.

(e) No Volume Commitment. Tesla does not commit to purchase a specific volume of any Items from Supplier except as specified in an Order and, subject to Supplier’s IP Rights (as defined in Section 11(c)), Tesla may manufacture or buy goods and/or services from third parties that are identical or similar to the Items. The Parties represent and warrant to each other that, as of the Effective Date, no applicable national or state (provincial) securities statute or regulation requires either Party to disclose this Agreement, its existence, or its terms and conditions,

Parties agree that the current pricing is based on approximately [***] vehicle sets in three (3) years as follows: [***] sets after the start of production (“SOP”) on the first year, [***] sets on the second year, and [***] vehicle sets on the third year. If the volume changes by more [***] on a year-by-year basis from the assumed volume, Parties agree to review the cost impact on the Items.

4. Pricing.

(a) Contract Price. “Contract Price” means the domestic and/or export price in UK Pounds Sterling for an Item as set forth on Attachment 1; provided, that if a price for an Item is not

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specified on Attachment 1, then the Contract Price shall be the price set forth in an Order that is accepted by Supplier in accordance with this Agreement. The Contract Price for each Item shall remain in effect throughout the Term, except for any changes mutually agreed to by the Parties in writing.

(b) Pricing Components. The Contract Price, and any quotations for Items, shall include all finishing, testing, inspecting and packaging fees, applicable royalties and all applicable taxes (excluding sales, use and similar taxes). Any quotations for Items shall include all costs relating to warranties. Any quotations for Items shall not include any amounts relating to (i) initial set-up charges; (ii) costs for special dies, tools, patterns or test fixtures; and (iii) non-recurring engineering fees amortized into the per unit price, unless separately identified and itemized.

(c) Transportation Costs. Pursuant to Section 6(b), below, Tesla pays transportation charges directly to certain common carriers designated by Tesla. For those Items where Tesla pays such charges, pricing in a quotation or invoice or as set forth in Attachment 1 shall not include any transportation costs. For all other Items, all costs for shipping, import/export fees, customs, and other transportation expenses shall be separately identified and itemized by Supplier in each quotation or invoice or on Attachment 1.

(d) Taxes. Tesla will pay any applicable sales, use or similar tax imposed in connection with the sale of Items to Tesla; provided, that Supplier shall not charge or collect, and Tesla shall have no liability for, taxes on any sale of Items for which Tesla has provided Supplier with an appropriate direct pay permit, resale certificate or other documentation evidencing an exemption from such taxes. For all sales of Items upon which tax reimbursement to Supplier is applicable, Supplier shall separately itemize all applicable taxes on invoices submitted to Tesla. All amounts payable under this Agreement are exclusive of Value Added Tax (VAT) which will be paid at the date and in the manner for the time being prescribed by law.

(e) The Supplier agrees that for the purposes of calculating and paying the Contract Price it shall allow Tesla (including Tesla’s accountants and other professional advisors) access to its pertinent financial and other records relating to all charges made by Supplier to Tesla for Items. The Supplier agrees that it will at all time during the currency of this Agreement and for a period of two (2) years thereafter, maintain accurate and up-to-date financial and other records of all costs and other matters relevant to the provisions of this clause. The Supplier agrees that it shall complete a Tesla quotation analysis form upon request from Tesla.

(f) No increase in the Contract Price may be made (whether on account of increased cost of materials, labor or transport costs, other fixed or variable costs, fluctuation in exchange rates, pricing errors or otherwise) without the prior written consent of Tesla. For the avoidance of doubt, Parties will discuss the price changes when raw material cost changes more than five (5) percent than reflected in Attachment 1.

(g) Tesla and the Supplier shall work together to reduce the cost to the Supplier of producing the Items and to improve the Items in both manufacture and assembly. Parties agree to work towards improving the costs, according to mutually agreed annual cost targets, throughout the program by mutual cost reduction activities that include design, material, and manufacturing process and to meet at least on a quarterly basis to review the costs of Items. Parties agree, as of the Effective Date, the costs in the Attachment 1 are the pre-production estimates. Parties agree to review all costs (including both cost reducers and increasers) and seek further cost savings on all Items based on actual production data after production starts.

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5. Delivery of Items.

(a) Delivery Requirements. Supplier shall meet the (i) negotiated lead time; (ii) order adjustment requirements as set forth in Section 3; and (iii) time, date, location and other delivery requirements for Items, as specified in Attachment 1 or, if not set forth in Attachment 1, as set forth in the Order for said Items. Delivery will be considered timely only if Items are delivered in the correct quantity, and at the time, date and location specified in the Order. If necessary for Supplier to meet its delivery requirements, Supplier, at its expense, will use expedited delivery methods to complete and deliver the Items.

(b) Remedies. If Supplier fails to deliver a material number of Items at the time and place set forth in the Order, Tesla shall have the right, at its sole option, to (i) require Supplier, at Supplier’s expense, to use expedited delivery methods to complete and deliver the Items; (ii) allocate or redirect the Supplier’s deliveries of Items to certain Tesla designated locations; (iii) reverse manufacture Items previously purchased by Tesla to obtain component parts and then debit Supplier the reasonable fair market value for those unused remaining component parts that Tesla returns to Supplier; or (iv) purchase products comparable to the Items in the open market or from other suppliers and charge Supplier with any cost differential between the Contract Price and the price paid in the open market or to other suppliers, which cost may include premium costs for expedited delivery and administrative costs. The remedies set out herein shall be the sole remedies for Tesla and the Supplier shall not be under any further liability for delay in delivery or delivering the incorrect quantity; provided, however, in the event of repeated or systematic failure by Supplier to deliver a material number of Items at the time and place set forth in the Order, and where such repeated or systematic failure is through no fault of Tesla, Tesla shall have available to it all other remedies as may be permitted by this Agreement, subject to the limit set out in clause 22.

6. Shipping and Risk of Loss.

(a) Shipping and Packaging Requirements.

(i) Supplier will ship all Items in accordance with (A) the authorized shipping service level (ground, sea, air, second-day, next-day, etc.) included in an Order; and (B) “Transportation Routing Guide” (“Attachment 3”), including use of approved carriers as may be applicable given the classification of the shipment (i.e., domestic or international).

(ii) Supplier shall comply with any special packaging and labeling requirements for Items as set forth in the “Transportation, Packaging and Label Specifications” (“Attachment 2”). In the event such Attachments are not applicable to an Item, the Items shall be packaged, marked and labeled in accordance with best commercial practices, along with all required shipping documentation. In all events, Supplier must include a valid packing slip number or package ID on each package or shipment of Items.

(iii) If Supplier delivers Items that do not meet the packaging or labeling requirements of this Agreement, Tesla may reject the Item, treat the Items as non-conforming to Specification, or charge and bill to Supplier all repackaging and re-labeling costs and expenses incurred by Tesla as a result of Supplier’s failure to comply with the packaging and labeling requirements of this Agreement. Tesla will use commercially reasonable efforts to return all returnable packaging and stillage to Supplier in a timely manner. Supplier will recommend the right number of returnable packaging and stillage to Tesla, and Tesla will work with Supplier to procure the correct number prior to SOP.

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(b) Shipments and Insurance. For purposes of clarification, Supplier shall deliver all Items ordered under this Agreement to Tesla Ex Works [***], unless otherwise agreed by the parties. In the event of international shipments (i.e., outside of the UK), the parties will agree on delivery terms associated with such shipments.

7. Acceptance and Title Transfer. Title to Items will transfer to Tesla at such time as (i) Items have been installed on a vehicle; or (ii) Items are stored by Tesla in a manner designed to ensure smooth and uninterrupted assembly by Tesla or Lotus. For all other parts delivered by Supplier under this Agreement and otherwise held in inventory by Tesla, Supplier shall retain title to the Items until such time as Supplier has been paid for all Items supplied under this Agreement. At any point prior to title transfer the Items are subject to acceptance by Tesla. In any event, acceptance shall occur once Tesla has made the payment for the Item. At any point prior to acceptance, Tesla may reject and return any Items that does not conform to the applicable Specifications and incur no liability or obligation related to such Items. As to Items that are rejected and returned, Tesla may recover and offset or adjust payments in respect of such Items, including any costs or fees related to shipping and insuring such Items.

8. Payment.

(a) Payment Terms. Payment by Tesla for Items shall be made within thirty (30) days from end of month of delivery or month of receipt of valid invoice, whichever is later. Tesla is authorized by Supplier to make payments under this Agreement by either check or electronic funds transfer, and Supplier shall provide Tesla with the information necessary for electronic funds transfer capability.

(b) Invoices. Supplier will remit Items invoice to Tesla no earlier than when the Items are shipped to Tesla and adhere to the invoicing requirements for suppliers as defined by Tesla.

(c) Effect of Payment and Right to Offset. Tesla’s payment for Items shall not affect the time at which title to Items passes to Tesla nor shall it preclude revocation of acceptance. All payments shall be subject to mutually agreed adjustment for errors, shortages, non- conformities or defects. Tesla may set off any amount owed by Tesla to Supplier against any amount owed by Supplier to Tesla (provided, however, that Set off shall only be permitted for amounts due to and from a specific Tesla legal entity and a specific Supplier legal entity, given that Tesla will effect changes within thirty (30) days from end of month of delivery or month of receipt of valid invoice, whichever is later, unless mutually agree to otherwise.

9. Confidentiality and Prohibited Activities.

In reliance upon and in consideration of the following undertakings, the parties agree as follows:

(a) Subject to the limitations set forth in Subsection (b) below, all information disclosed to the other party, whether marked confidential or not, shall be deemed to be “Confidential Information.” In particular, Confidential Information shall be deemed to include any technology, content, trade secret, information, process, technique, training manual, workbook, algorithm, computer program (source and object code), design, drawing, formula, business plan or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing, strategic partnership or personnel matter relating to the disclosing party, its present or future products, services, sales, suppliers, clients, customers, employees, investors, business plans, business strategies, cost of operations, and strategic relationships, whether in oral, written, graphic or electronic form. If Confidential

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Information is disclosed in oral form, the disclosing party shall thereafter summarize it in writing and transmit it to the other party within thirty (30) days of the oral disclosure.

(b) The term “Confidential Information” shall not be deemed to include information which: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information as evidenced by its records; (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; (d) is independently developed by the receiving party without any breach of this Agreement; or (e) is the subject of a written permission to disclose provided by the disclosing party.

(c) Each party shall maintain all Confidential Information in trust and confidence and, except as expressly set forth herein, shall not disclose to any third party, or use any Confidential Information for any unauthorized purpose. Each party may-use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of this Agreement. No rights or licenses to trademarks, inventions, copyrights or patents are implied or granted under this Agreement. The parties disclaim any warranty (including, but not limited to, non-infringement) regarding Confidential Information.

(d) Confidential Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement.

(e) Each party under this Agreement shall advise its employees who might have access to Confidential Information of the confidential nature thereof and agrees that its employees and such parties shall be bound by the terms of this Agreement. No Confidential Information shall be disclosed to any employee and/or such parties who do not have a need for such information. Except as expressly set forth herein, the receiving party shall not disclose any Confidential Information to any third party without the disclosing party’s express, written consent.

(f) All Confidential Information (including all copies thereof) shall remain the property of the disclosing party and shall be returned to the disclosing party after the receiving party’s need for it has expired, or upon request of the disclosing party, and in any event, upon completion or termination of this Agreement.

(g) Notwithstanding any other provision of this Agreement, disclosure of Confidential Information shall not be precluded if such disclosure:

(a) is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued;

(b) is otherwise required by law; or

(c) is otherwise necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

(h) The provisions of these Paragraphs shall survive the termination of this Agreement for a period of five (5) years from the date of such termination.

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(i) Press Releases/Publicity Not Authorized. The existence and terms of this Agreement are Confidential Information. Supplier will not issue any press release, advertising, publicity or public statements or in any way engage in any other form of public disclosure that indicates Tesla’s relationship with Supplier or implies any endorsement by Tesla of Supplier or Supplier’s products or services, without the prior written approval of Tesla. In case Tesla grants such a written approval, Supplier shall be compliant to the guidelines specified in Attachment 8 (“Leveraging Tesla Brand Marketing”). If Tesla fails to respond to such request within thirty (30) days of receipt, they shall be deemed to be approved. Any disclosure of the existence of this Agreement by Tesla will not be considered a material breach of this Agreement.

(j) Disposal of Confidential Information. Upon the termination or expiration of the Agreement, and otherwise upon the request of the disclosing party, the receiving party will promptly return to the disclosing party all Confidential Information and all documentation that reveal or are based in any way on Confidential Information, and permanently eliminate the same from all of its computer and information storage systems. The receiving party may, however, with the disclosing party’s prior written approval, destroy any Confidential Information or documentation, provided that the receiving party certifies to the disclosing party the destruction of such Confidential Information or documentation. Thereafter, the receiving party shall cease all use of Confidential Information.

10. Electronic Access to Internal Tesla Data.

(a) General. If Supplier is granted access to Internal Tesla Data then, in addition to Supplier’s obligations under Sections 9 and 11, the terms and conditions of this Section 10 shall apply. Supplier’s access to the Internal Tesla Data is subject to compliance with (i) the terms of use, if any, of the Tesla Web Site or such other database or intranet, as applicable, and (ii) any technical, security, and software licensing requirements of Tesla, including the issuance of passwords and requirements related to using Tesla’s Virtual Private Network. Tesla may terminate Supplier’s right of access or change the method of access to the Internal Tesla Data at any time. In no event shall Supplier facilitate or enable access to Internal Tesla Data by any Sub-tier Supplier or other third party. In no event shall Supplier facilitate or enable access to Internal Tesla Data by its employees or contractors that may either cause to exceed the available number of authorized software licensing seats or violate the login authority (for example, improper sharing of a single user name and password by multiple users).

(b) Use. If Tesla grants Supplier access to the Internal Tesla Data, then Supplier shall have the limited right to download, store, display and use Tesla Internal Data for the sole purpose of performing its obligations under this Agreement. Supplier may not use the Tesla Internal Data in any other way, commercially or otherwise. Unless otherwise notified by Tesla, Supplier may store copies of Internal Tesla Data on Supplier’s networks and information storage systems, provided, such Internal Tesla Data is stored either on hardware that is dedicated solely to Tesla, or otherwise separated from other information of Supplier, so that the Internal Tesla Data is not accessible to individuals except as authorized by this Agreement. If Tesla provides Supplier with any recommendations for establishing an interface or other methods of accessing the Internal Tesla Data, Supplier assumes all risk in implementing any such recommendation.

(c) Consent to Monitoring. Supplier agrees that its access to and use of Internal Tesla Data and all acts in connection with Tesla’s internal systems are recorded and may be monitored. Supplier expressly consents to such recording and monitoring. If such recording or monitoring reveals possible evidence of criminal activities involving any individual, then Tesla may provide such evidence to the appropriate law enforcement organization and take any other appropriate action.

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11. Intellectual Property Rights.

(a) Definitions. In this section, the following capitalized terms shall have the meanings specified below:

(i) “Design Works” means all Works involved in the design, look and shape of the Items, including without limitation, all development work of the Items performed at Tesla’s premises.

(ii) “Works” means all works including without limitation all notes, code, art work, reports, documentation, drawings, creations, devices, models, works-in-progress, inventions, discoveries, specifications, works of authorship, know-how, technical information, work product, and/or other information.

(iii) “Process Works” means all Works in association with the Items that are not Design Works, including without limitation the process and materials associated with the production of the Items and all development work of the Items performed by the Supplier.

(iv) “IP Rights” means all rights, whether registered or unregistered, including all patents, copyrights, trade secrets, trademarks, service marks, trade names, mask works, moral rights and other proprietary rights in any jurisdiction.

(b) Tesla’s IP Rights. As between Tesla and Supplier, except as set forth in Section 11(e), Tesla owns all right, title, and interest in IP Rights in or to any Works made, conceived, or developed by Tesla employees or contractors (“Tesla Personnel), and all IP Rights acquired by Tesla or otherwise owned by Tesla. All IP Rights owned by Tesla as set forth in this Section 11(b), or transferred to Tesla by Section 11(d) or Section 17(b), are referenced in this Agreement as “Tesla’s IP Rights.”

(c) Supplier’s IP Rights. As between Tesla and Supplier, except as set forth in Section 11(d) and Section 17(b), Supplier owns all right, title and interest in IP Rights in or to any Works made, conceived or developed by Supplier employees or contractors, “Supplier Personnel,” and all IP Rights acquired by Supplier or otherwise owned by Supplier as set forth in this Section 11(c) or transferred to Supplier by Section 11(e). All IP Rights owned by Supplier are referenced in this Agreement as “Supplier’s IP Rights.”

(d) Assignment of Design Works. Supplier irrevocably transfers and assigns to Tesla all IP Rights in or to (i) any Design Works made, conceived or developed by Supplier, either alone or with Sub-tier Suppliers, or with the assistance (financial or otherwise), collaboration, input, involvement, or development efforts of Tesla or Tesla Personnel, and (ii) any Design Works that are not made, conceived, and developed independent of Tesla’s IP Rights (including Confidential Information). Supplier shall not improve, enhance, or modify any Design Works in which Tesla owns IP Rights without Tesla’s express prior written consent. In any event, if Supplier improves, enhances, or modifies any Design Works in which Tesla owns IP Rights, Supplier irrevocably transfers and assigns to Tesla all IP Rights in or to such improvement, enhancement, or modification. In the event that any of the foregoing transfers and assignments by Supplier is to any extent ineffective, Supplier shall grant to Tesla an exclusive, royalty free, irrevocable, perpetual, worldwide license to make, use, market and sell such IP Rights.

(e) Assignment of the Process Works. Tesla irrevocably transfers and assigns to Supplier all IP Rights in or to (i) any Process Works made, conceived or developed by Tesla, either alone or with the assistance (financial or otherwise), collaboration, input, involvement, or development

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efforts of Supplier or Supplier Personnel, and (ii) any Process Works that are not made, conceived, and developed independent of Supplier IP Rights (including Confidential Information). Tesla shall not improve, enhance or modify any Process Works in which Supplier owns IP Rights without Supplier’s express prior written consent. In the event, if Tesla improves, enhances or modifies any Process Works in which Supplier owns IP Rights, Tesla irrevocably transfers to Supplier all IP Rights in or to such improvement, enhancement, or modification. In the event that any of the foregoing transfers and assignments by Tesla is to any extent ineffective, Tesla shall grant to Supplier an exclusive, royalty free, irrevocable perpetual worldwide license to make, use, market and sell such IP Rights.

(f) License of Tesla IP Rights. Tesla grants to Supplier a non-exclusive, revocable, royalty- free, limited and non-transferable license to use Tesla’s IP Rights solely for the purpose of performing Supplier’s obligations under this Agreement to manufacture and sell to Tesla Items under the Agreement. This license may be revoked by Tesla at any time, with or without cause, and shall expire in any event, if not sooner revoked, on the expiration or termination of the Agreement. Such license shall not be assigned or transferred in any way, except by limited sublicense to Sub-tier Suppliers for the sole purpose of providing Items to Tesla, or to Tesla-designated third parties, in accordance with this Agreement, and shall not succeed to or vest in any successor. Supplier acknowledges Tesla’s IP Rights are not capable of being independently exploited by Supplier other than in the context of this Agreement. As such, Tesla does not grant to Supplier any other license, right to sublicense or other right to or under any Tesla IP Right for Supplier’s own benefit to use in any other way, commercially or otherwise, or to provide or offer Items or other products or services to any party other than Tesla.

(g) License of Supplier IP Rights. Supplier grants to Tesla a non-exclusive, revocable, royalty- free, limited and non-transferable license to use Supplier IP Rights solely for the purpose of manufacturing, marketing and supplying vehicles incorporating the Items supplied by Supplier under this Agreement. This license may be revoked by Supplier at any time, with or without cause, and shall expire in any event, if not sooner revoked, on the expiration or termination of the Agreement. Such license shall not be assigned or transferred in any way, except with Supplier’s prior written consent and shall not succeed to or vest in any successor. Tesla acknowledges Supplier’s IP Rights are not capable of being independently exploited by Tesla other than in the context of this Agreement. As such, Supplier does not grant to Tesla any other license, right to sublicense or other right to or under any Supplier’s IP Right for Tesla’s own benefit to use in any other way, commercially or otherwise.

(h) Further Assurances. At no cost to itself, each party will take, and will cause its employees and agents to take, all actions reasonably requested by the other party (the “Requesting Party”), from time to time, to fully vest, perfect or defend the Requesting Party’s IP Rights. Such actions shall include providing documents and information useful or necessary to register, apply for or maintain any of the Requesting Party’s IP Rights.

(i) License to Marks. Tesla grants to Supplier a non-exclusive, revocable, royalty-free, limited and non-transferable license to affix or install on Items those trademarks, service marks and trade names of Tesla’s (collectively, “Marks”) that are specified to be installed or affixed under Tesla Specifications for the Items. Such license of Marks is limited, revocable by Tesla, shall not be assigned, sublicensed or transferred in any way and shall terminate upon termination of this Agreement. Use by Supplier of all Marks shall be solely for the benefit of Tesla and as directed by Tesla. Supplier shall install and affix the Marks solely in accordance with Tesla’s specifications, packaging and labeling requirements and any quality requirements for the Marks or Items that Tesla may establish. Tesla may inspect Supplier’s facilities and examine Items at any time during normal business hours to monitor, or evaluate the quality of, the Marks affixed to the Items.

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(j) Audit. Each party shall permit, and cause its employees and agents to permit, the other party (or its nominated agents), to audit and verify compliance with Sections 9 and 11.

12. Warranty.

(a) Supplier Warranty: Supplier represents and warrants that, for a period of [***] from the date of delivery to Tesla, the Items (i) will be free from defects in workmanship, material, and manufacture; (ii) will comply with the requirements of this Agreement, including all Tesla Specifications and manufacturing work instructions; and (iii) will be of merchantable quality and fit and suitable for the purpose intended by Tesla. Supplier further represents and warrants that (A) the Items will consist of newly fabricated material, and (B) Tesla shall acquire good and marketable title to the Items, free and clear of all liens, claims and encumbrances. Further, in the event that the Supplier has furnished the design, Supplier represents and warrants that such design will be free from defects. Supplier acknowledges that Tesla’ intended use of the Items (as components in an electric motor vehicle for sale and use in various territories throughout the world, albeit initially and primarily the United States Of America) and expressly warrants that the Items covered by this Agreement have been selected, designed, manufactured, supplied and/or assembled by the Supplier will be fit and sufficient for the particular purposes intended by Tesla.

(b) Services. Supplier represents and warrants that, for a period of [***] from delivery to Tesla, all services performed in connection with this Agreement will be performed with reasonable skill and care, in a competent, professional and workmanlike manner, free from defects, and in accordance with the best professional practices in the industry. For the purposes of this Section 12, the results of any service performed by Supplier will be considered included in the term “Item.”

(c) Assignments of Warranty. Supplier hereby assigns and transfers to Tesla all warranties provided to Supplier with respect to the Items, or any portion thereof, and represents and warrants that such warranties are fully assignable to Tesla and by Tesla to its customers or subsequent purchasers of the Items.

(d) Remedies. If Items do not meet the warranty requirements set forth in this Agreement, Tesla may, at its option, (i) require Supplier to correct any defective or nonconforming Items by, at Tesla’s option, either repair or replacement; or (ii) Tesla at its option may retain and correct such Items provided that if Tesla elects to correct the Items, it will consult with Supplier on the method and cost of correction. In addition, Tesla may cancel the undelivered balance of the defective or nonconforming Items and/or terminate this Agreement pursuant to Section 21(a) (Termination for Default). As to any Items that are repaired, replaced or corrected under this Section 12, Supplier’s warranty shall continue to apply to such Items for (A) the full remaining balance of the original [***] term applicable to such Item, or (B) ninety (90) days from the date such repaired, replaced or corrected Items are received and accepted by Tesla, whichever period of time is greater. Upon request from Tesla, Supplier shall provide pre- approved returned material authorization (“RMA(s)”) to facilitate return of Items. Tesla may notify Supplier of defects and nonconformance and communicate its elected remedy by delivery of notice in the form of a “Supplier Corrective Action Request” (“Attachment 4”) and closed- loop corrective action processes. Subject to the costs limit set out in sub-clause (g) this will be the full extent of Supplier’s liability under this clause.

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(e) Extended Warranty; Epidemic Failure. Without limiting Tesla’s rights as specified elsewhere in this Section 12, if Items are discovered to be defective or nonconforming at a statistically higher rate than the rate applicable to such Items as established upon mutual agreement of the Parties and set forth in Attachment 1, (or if no rate is specified by agreement with respect to an Item, then [***] of such Items delivered in any three consecutive months), then, at no cost to Tesla and at Tesla’s option, Supplier will (i) extend the warranty period for all such Items for no less than an additional [***] from the date on which the warranty for the Items would otherwise expire, and/or (ii) subject to sub-clause (g) compensate Tesla for all expenses associated with correcting the defect/nonconformance, including field support, logistics (freight, duties), advanced exchange of a refurbished part, refurbishment, and any required upgrade cost including qualification.

(f) Timing. If Supplier receives notice that Items are defective or non-conforming, then Supplier will use the most expeditious manner possible to effect the action specified by Tesla, including the use of overnight delivery services for shipment of Items to and from Tesla. For any Items for which a repair or replacement timeline is identified in Attachment 1, Supplier will repair or replace such Items within such timeline. In all events, however, as to any Items that Tesla identifies as “production” or that are delivered by Supplier for the purposes of production, Supplier will replace or repair the defective or non-conforming Items within twenty four (24) hours from receipt of Tesla’s request for supporting Tesla’s production line in the U.K or be ready to ship the Items to Tesla’s designated location outside of the U.K.

(g) Costs. Supplier shall be solely responsible for all costs, fees and expenses in connection with fulfilling its obligations under this Section 12, including all labor, material, parts, shipping, taxes, customs and other costs, fees and expenses arising from, among other things, the removal, repair, replacement, reinstallation, inspection, shipping and testing of any defective or nonconforming Items. In the event that Tesla is expected to incur any costs, for example, the cost to remove such Items from a customer site, or if Tesla incurs increased costs as a result of Supplier’s breach of warranty (including without limitation overtime or increased shipping charges) or suffers lost productivity as a result of Supplier’s breach of warranty (including without limitation a reasonable estimate of the hourly cost to Tesla of Tesla’s employees whose time is wasted), Tesla will consult with Supplier on cost and method before charging or billing such costs to Supplier Tesla may offset such agreed costs against amounts otherwise due to Supplier from Tesla. In case, such consultation was not feasible prior to incurring costs, the maximum charges to Supplier shall be limited to seven hundred (£700) pounds sterling for any one incident.

(h) Limitations. The foregoing warranties are subject to the following limitations:

(i) Supplier shall be under no liability in respect of any defects in the Items arising from any drawing design or specification supplied by Tesla.

(ii) Supplier shall be under no liability in respect of any defects arising from fair wear and tear, willful damage, negligence outside of Supplier’s control, abnormal working conditions, failure to follow Supplier’s reasonable instructions, or misuse or alteration or repair of the Items without Supplier’s approval.

(iii) Supplier shall be under no liability if Tesla a) fails to notify Supplier of the alleged defect within 28 days of it becoming apparent; and b) does not allow Supplier the opportunity of verifying the alleged defect.

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13. Supplier Refurbishment Services. Upon Tesla’s request, Supplier and Tesla shall negotiate in good faith to enter into an arrangement.

14. Supplier Performance Plan. Tesla and Supplier will jointly develop a supplier performance plan. Supplier agrees to self-monitor its performance, at both corporate and operational site levels, against the performance targets established in the plan. At least once a month, Supplier will submit to Tesla its actual performance against performance targets.

15. Manufacturing and Quality Requirements.

(a) Production Part Approval Process (“PPAP). Tesla and Supplier shall follow the PPAP requirements set forth in “PPAP Submission Workbook” (“Attachment 5”). Supplier shall provide all necessary documentation.

(b) Design and Process Change Communication. After Tesla has approved the PPAP Submission, Supplier shall not make any change to the design (firmware, hardware or software) of the Items that may alter the Specifications or the form, fit, function or interchangeability of parts without first informing and obtaining approval from Tesla. Supplier will not make, or permit Sub-tier Suppliers to make changes to the manufacturing process of such Items, including a transfer of any portion of the design, manufacturing, or assembly process to a different facility, without first obtaining such approval from Tesla which shall not be unreasonably withheld.

(c) Other Changes and Equitable Adjustments. Tesla may, upon notice to Supplier, submit Engineering Change Orders (“ECOs”) or request other changes within the scope of the Agreement with respect to any of the following: (i) Specifications; (ii) the place and date of delivery of Items; or (iii) the place, date and manner of inspection or acceptance of Items. Supplier agrees that it will use reasonable efforts to accommodate such requests in a timely and cost effective manner. If any request for such changes causes an increase or decrease in the cost of or time required for performance of the Agreement, Supplier may propose, and Tesla will then consider, an equitable adjustment in the Contract Price or delivery schedule, or both, and if the Parties agree to an adjustment, the Agreement shall be modified in writing accordingly. If Tesla and Supplier are unable to agree upon an equitable adjustment, then Tesla may remove the affected Items from this Agreement without affecting the remaining Items, and Supplier shall not be required to supply the Items as modified by the ECO to Tesla. No claim by Supplier for adjustment under this subsection shall be valid unless in writing and received by Tesla within thirty (30) days from the date of Supplier’s receipt of the notice of such change; provided, however, that such period may be extended upon the written approval of Tesla.

(d) Quality Requirements. Supplier shall comply with Tesla’s quality requirements set forth in Attachment 6 entitled “Tesla Motors Supplier Handbook”.

(e) Minimum Environmental, Health & Safety Requirements. Supplier shall use its reasonable endeavors to comply with, and shall cause Sub-tier Suppliers to comply with, any applicable environmental, health or safety law, rule, regulation, order, decree or ordinance.

(f) Safety Notices. In addition to any of Supplier’s obligations under this Agreement or Supplier’s or Sub-tier Suppliers’ obligations imposed by law, Supplier will immediately notify Tesla of any known or suspected safety issues related to Items (including component or material issues).

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16. Management of Finished Goods Inventory.

(a) Designation of Inventory Liability Items. Tesla may designate certain Items as “Inventory Liability Items” for which certain level of inventory levels are requested to be held by Supplier. In the event of such request, Supplier will agree to discuss the requirements, costs, and methodology with Tesla. Parties will document such arrangement in a separate written agreement between Tesla and Supplier.

(b) Forecasts. Tesla will periodically issue to Supplier rolling 10 week minimum forecasts setting forth projected demand for Items (“Tesla Forecasts”), of which first 6 weeks is a firm commitment.

(c) Inventory Levels and Tracking Requirements. Unless otherwise designated in Attachment 1 or a separate written agreement, Supplier will maintain the “Target Inventory” quantity, if any, of each Inventory Liability Items as specified by Tesla from time to time. All Inventory Liability Items manufactured by Supplier to meet a then-current Target Inventory quantity shall be considered “Finished Goods Inventory” under this Agreement. Supplier shall monitor and report its work-in-process and Inventory Liability items count to Tesla for all Finished Goods Inventory.

(d) Claim for Reimbursement of Excess Items. If Tesla has not taken delivery of any unit of a Inventory Liability Items in Finished Goods Inventory within twelve (12) months from the date of Tesla’s last receipt of any such unit, Supplier may then submit a claim for reimbursement for such Items (“Excess Items”) to Tesla within thirty (30) days from the end of such twelve (12) month period. Supplier’s failure to submit such a claim within this thirty (30) day period shall constitute waiver of any claim for reimbursement for Excess Items and Tesla shall be released from all liability relating to such Excess Items.

(e) Claim for Reimbursement of Obsolete Items. An Inventory Liability Items in Finished Goods Inventory will be considered an “Obsolete Item” when Tesla provides notice to Supplier that such Inventory Liability Item is an “Obsolete Item.” If Supplier desires to submit a claim for costs associated with Obsolete Items, then Supplier shall submit a claim for such Obsolete Items within thirty (30) days from the date on which Tesla notifies Supplier that the Inventory Liability Items are Obsolete Items. Supplier’s failure to submit such a claim within this thirty (30) day period shall constitute a waiver of any claim for reimbursement for such Obsolete Items and Tesla shall be released from all liability relating to such Obsolete Items.

(f) Scope of Claim. Tesla will not be liable for Finished Goods Inventory other than as described in this Section 16. In addition, no claim for reimbursement or payment for Finished Goods Inventory shall be made in the following situations: (i) any termination by Tesla pursuant to Section 21(a) (Termination for Default); (ii) if Supplier has introduced design or product changes; (iii) Supplier errors in production; (iv) if Supplier has been paid for such Items previously or has made a claim for reimbursement or payment for such Items previously; (v) if such Items are “Commercial Off-the-Shelf Items” meaning Items that are standard or stock items in the industry or have been manufactured to Supplier’s specifications in contrast to Items manufactured to build-to-print specifications of Tesla or its customer; (vi) if Supplier has failed to fulfill its obligations to meet with Tesla in accordance with Section 16(i), unless Supplier is unable to do so because of actions of Tesla; (vii) if such Items were not disclosed by Supplier to Tesla on each report required by Section 16(i) when each such report was due; or (viii) if Supplier fails to participates in Tesla’s ECO process as reasonably requested by Tesla, including without limitation providing accurate information about such Items that will be affected by a proposed ECO and that Supplier has in inventory or on order so that Tesla can plan its ECO implementation to minimize the quantity of on-hand and/or on-order Items that will be made obsolete by the ECO.

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(g) Claim Process. Any claim made under this Section 16 will be addressed based on negotiated settlement between Tesla and Supplier. Supplier is responsible for disassembling Inventory Liability Items in Finished Goods Inventory down to a usable level and otherwise making all efforts to mitigate the cost to Tesla in any such claim. Any claim shall be supported by reasonable evidence including a detailed listing of the relevant Inventory Liability Items by part number and quantity; documentary evidence that the quantity was manufactured to meet a Target Inventory required for that Inventory Liability Items and was not subsequently purchased by Tesla; and a detailed description of Supplier’s efforts to mitigate the costs to Tesla. Supplier’s claim will be based price of the Items as stated in the most recent Order for such Items. No additional profit or opportunity costs shall be considered in calculating such claims. Tesla reserves the right to physically audit the inventory levels identified in the claim. Such audit shall be conducted in accordance with Section 19(e) (Financial Statements and Right to Audit).

(h) Disposal of Excess and Obsolete Items. Supplier agrees to physically dispose of all Excess and Obsolete Items as directed in writing by Tesla. Excess and Obsolete Items that are to be delivered to Tesla’s facilities must be delivered in accordance with the requirements of this Agreement and/or any supplemental instructions provided by Tesla. In lieu of delivery to Tesla, Tesla may require that Supplier destroy or otherwise scrap the Excess and Obsolete Items so that they are non-functional, and Supplier shall comply with this requirement in accordance with Tesla’s instructions and provide Tesla with a certification of destruction.

(i) Materials Liability Review Meetings. Designated representatives of each party shall attend a meeting (each, an “Inventory Review Meeting’) at the beginning of each Tesla fiscal quarter at such dates and times as agreed to between the Parties. On the business day immediately before each Inventory Review Meeting (or by the tenth day of the first month of each Tesla fiscal quarter, whichever comes first), Supplier shall provide a report in Microsoft Excel format (or another mutually agreed-upon written or electronic format) to Tesla identifying Supplier’s on- hand and on-order inventory levels for all Finished Goods Inventory, listed by Tesla part number, and showing (1) quantity on hand, (2) quantity on order, (3) the number of weeks since Tesla issued an Order for that part number, (4) the quantity of that Items that Tesla has forecasted it will order in the next 13 weeks (if any), and (5) where Tesla’s forecasted demand is lower than Supplier’s on-hand and on-order quantities, a description in reasonable detail of all actions taken by Supplier to mitigate or reduce Tesla’s liability with respect to such on-hand and on-order quantities. At each Inventory Review Meeting, the Parties will share information to coordinate their combined operations, and discuss the report provided by Supplier. From time to time, the Parties may mutually agree upon the specific format for Supplier’s report and Supplier shall thereafter provide such report in the agreed-upon format; however, no failure to agree on a format shall relieve Supplier from providing this report in a commercially reasonable format when and as required by this Section 16(i).

17. Management of Sub-tier Suppliers.

(a) Sub-tier Suppliers. After Tesla has approved of the PPAP Submission, Supplier and its Sub-tier Suppliers shall not subcontract with any new or different Sub-tier Supplier as to such Items without the prior written approval of Tesla. Supplier agrees to inform Tesla of any process or Sub-tier Supplier changes related to Items (including, for example, obsolescence of components, any changes in the manufacturing process of a Sub-tier Supplier, or a transfer of any portion of the design, manufacturing, or assembly process to a different facility), not less than one hundred eighty (180) days prior to the date the Supplier or Sub-tier Supplier is contemplating the implementation of the change.

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(b) Sub-tier Supplier’s Obligations. Supplier will ensure that all Sub-tier Suppliers have entered into signed, written agreements with Supplier obligating the Sub-tier Suppliers to undertake each action that is required of Sub-tier Suppliers by another provision of this Agreement, and to comply with the following provisions:

(i) Sub-tier Suppliers shall comply with all Specifications, quality, manufacturing and other technical requirements that may be necessary in order for the Sub-tier Supplier to timely deliver conforming Items, or any portion thereof, to the Supplier for the benefit of Tesla.

(ii) Supplier Related Persons will take all actions with respect to Tesla IP Rights and Marks that Supplier is obligated to take by Section 11, including all actions reasonably requested by Tesla to vest, perfect and defend Tesla IP Rights, and to use and protect Tesla IP Rights and Marks solely for the benefit of Tesla upon substantially similar terms to those set forth in Section 11 above.

(iii) All Supplier Related Persons and designated third parties who are authorized to receive or obtain (directly or indirectly) Confidential Information (collectively, “Recipients”), shall agree, prior to the Recipient obtaining any Confidential Information, to be obligated to hold all Confidential Information in confidence and not to use the Confidential Information in any way, except on behalf of Supplier in performing its obligations hereunder for the benefit of Tesla, and to protect the Confidential Information and not to engage in prohibited activities, upon substantially similar terms to those set forth in Section 9 above.

(iv) Sub-tier Suppliers shall provide Supplier with sufficient prior written notice of all design, process, manufacturing, component obsolescence and facility changes contemplated by Sub-tier Suppliers to ensure that Supplier will comply with its notification obligations to Tesla under Sections 15 and 17(a) of this Agreement.

Upon Tesla’s request, Supplier will (A) provide Tesla with copies of all such agreements with Sub-tier Suppliers, Supplier Related Persons or other Recipients that implement Supplier’s obligations under this Section 17(b); (B) actively enforce Supplier’s rights under such agreements for the benefit of Tesla, including but not limited to retrieving Confidential Information from Supplier Related Persons; (C) assign to Tesla any such agreement between Supplier and Supplier Related Person (and Supplier shall not enter into any agreement restricting such an assignment); and (D) cause Sub-tier Suppliers or Supplier Related Persons to enter such an agreement directly with Tesla.

(c) Mandated Sub-tier Suppliers. “Special Process” means a process that is specifically designated as such by Tesla, which may include, but is not limited to, causing a metallurgical change to the base material such as heat treating, forging or hardening processes; joining materials by welding, brazing, or other bonding process; or providing a coating or surface treatment such as cleaning, electro-polishing, plating, painting, or anodizing. Upon Tesla’s request, Supplier will use (and cause Sub-tier Suppliers to use) only one or more of the designated suppliers.

18. Product and Training Support.

(a) Technical Information. The Supplier will provide Tesla with Technical Information required by Tesla to install, assemble and otherwise use the Items. “Technical Information” includes engineering, package and installation drawings, specifications, testing protocols and results, documents, data and other information relating to the Items and Tooling and a reasonable amount of technical assistance by Supplier’s employees required to explain such Technical

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Information. Technical Information must comply with the computer-aided-design and drafting standards of Tesla. Technical Information will be provided as specified in Sections 18(b) and 18(c) and categorized into either “Level One Materials” or “Level Two Materials” as provided below.

(b) Use of Level One Materials. The Supplier will provide Tesla with Level One Materials to use without restriction. Level One Materials define in general terms the geometric and functional attributes of the Items as they interface with Tesla’s products, demonstrate that they meet the specifications, and describe how they interact with other vehicle systems or environments. At a minimum, Level One Materials are those Tesla requires to support their engineering release systems and package and installation drawings with functional requirements. At Tesla’s request, Level One Materials must also be provided for component parts of the Items that may comprise service and replacement parts. Tesla may use or disclose Level One Materials without restriction, subject only to any patent or trademark rights of the Supplier. Any Supplier legend, like “Confidential” or “Proprietary,” will not affect Tesla’s right to use Level One Materials.

(c) Use of Level Two Materials. Level Two Materials include more detailed design and manufacturing information such as Failure Mode and Effects Analyses (FMEA, including Design Failure Mode and Effects Analysis and Process Failure Mode and Effects Analysis), Design Verification Plans and Reports (DVP&R, including test specifications, test reports and test data), P-Diagrams and Control Plans. The Supplier will provide Tesla with reasonable access, including delivery of reference copies, to Level Two Materials as well as the right to use Level Two Materials internally, including to integrate the Items into the vehicle. Any additional rights (such as licenses or ownership, or the right to disclose the materials to third parties to which disclosure is not permitted under this Section to these or other materials (such as detailed drawings and math data, CAE Models, electrical schematics, or software algorithm and code) will be negotiated in good faith by the Buyer and the Supplier and formalized in a Statement of Work or other written document. The Buyer’s obligations to treat Level Two Materials as confidential are described in Section 9.

(d) Categorization. Supplier and Tesla will work in good faith to categorize the Supplier’s Technical Information as Level One Materials or Level Two Materials and, if appropriate, itemize them in a Statement of Work or other written document. In the event that the Supplier and Tesla are unable to agree on the appropriate categorization, there will be a presumption that the Supplier’s Technical Information is comprised of Level One Materials.

19. Electronic Communication and Documentation.

(a) General. The Parties acknowledge that they are relying upon electronic means, in addition to email and facsimile transmissions, to exchange Orders and other delivery and order information. Supplier agrees to communicate with Tesla using the standards designated by Tesla. To the extent communication through electronic means is inaccessible or made otherwise unavailable due to technical difficulties or due to the effect of any law or regulation governing electronic transactions, the Parties agree (i) that any delivery or order information received electronically prior to the date of such inaccessibility or unavailability will remain valid; and (ii) to conduct, to the extent possible, their transactions by other than electronic means.

(b) Documentation Format Requirements. With each PPAP Submission delivered hereunder, Supplier shall provide to Tesla one (1) set of electronic files of product, repair, maintenance and support documentation for such Items in accordance with Attachment 5 entitled “PPAP Submission Workbook”. Electronic files shall be source files in either Microsoft® Excel, or

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Adobe PDF, or other mutually agreed upon format. If such documentation is not a part of Tesla’s IP Rights, then Tesla shall have the right to use, copy, display, modify, reproduce and distribute such documentation as Tesla deems necessary to support the Items. Tesla may post, or require Supplier to post, such documentation on a Web-based tool accessible by Tesla and its customers.

(c) Field Support Requirements. Supplier agrees that Tesla may provide technical assistance, product maintenance and service to Tesla’s customers relating to Items and that the provision of any such services by Tesla shall not invalidate or relieve Supplier of its obligations, including warranty obligations, under this Agreement; however, any incorrect advice by Tesla will invalidate any warranty claim.

(d) Tesla Unique Prototype Items or Subassemblies Documentation. Upon Tesla’s request, Supplier shall provide to Tesla all current and complete Specifications, including designs, and drawings for (i) all Tesla unique build-to-print Items, including prototype and subassembly Items; and (ii) those Items, or any components thereof, purchased by Supplier from a Sub-tier Supplier (collectively, “Support Items”) (digital drawings format preferred) and shall further provide assistance in understanding and implementing the Specifications as to Support Items. Supplier shall provide a complete bill of materials, reflecting as-manufactured or produced Support Items, including Supplier part number and vendor or manufacturers’ part number for purchased Support Items and Tesla’s part number for cross-reference. Supplier shall provide a list of recommended spare parts, with associated prices, for all bills of materials down to the lowest level. All Support Items Specifications are the sole property of Tesla. Any changes to process or bills of materials must comply with the terms of this Agreement. If Supplier is purchasing Support Items from Sub-tier Suppliers, Supplier agrees that upon written notice from Tesla, it will assign to Tesla any such agreement between Supplier and Sub-tier Supplier, and Supplier will not enter into any agreement restricting such assignment.

(e) Financial Statements. If Supplier has securities registered with the Securities Exchange Commission (“SEC”) pursuant to Section 12 of the Securities Exchange Act of 1934, Supplier shall timely submit all financial statements and reports as required by SEC rules. Otherwise, upon Tesla’s request, Supplier will provide Tesla with financial statements and other financial information relating to Supplier’s business and operations as Tesla may reasonably request.

20. Continuity of Supply.

(a) Performance Constraints. Supplier is responsible for anticipating and promptly notifying Tesla of (i) any inability on its part or its Sub-tier’s part to perform their respective obligations under this Agreement; and (ii) any breach of a provision of this Agreement.

(b) Disaster Recovery Plan. Upon Tesla’s request, Supplier shall provide to Tesla reasonable information describing its disaster recovery plan that includes emergency back-up capacity, and appropriate record protection and recovery.

(c) Tooling. For up to ninety (90) days after the Term, upon Tesla’s request, Supplier agrees to itemize and/or sell to Tesla any tooling that is built or procured by Supplier that is unique to the Items and relevant to the manufacture, testing or maintenance of Items. The purchase price of such tooling shall be at the fair market value. If Tesla provides notice of its election to purchase such tooling, upon Tesla’s payment, title shall transfer to Tesla. If at any time Supplier receives tooling furnished by or purchased from or by Tesla, Supplier shall comply with the terms of Attachment 7 entitled “Tesla Tooling and Property Requirements.”

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(d) Wind Down. In the event of, or in preparation for, the expiration or a termination of the Agreement for any reason, Supplier shall use commercially reasonable efforts to transfer, or cooperate fully with Tesla to enable Tesla to transfer, the performance of Supplier’s obligations under the Agreement to Tesla or a third party supplier designated by Tesla, in a manner that (i) minimizes the time to complete such transfer; (ii) maintains the highest quality and performance to ensure the adequate supply of Items; and (iii) causes no disruption to Tesla’s customers’ requirements.

(e) Availability Assurance and After-Sales. Unless expressly excluded, all provisions contained within this Contract shall apply to the supply of after-sale Items, and:

(i)

Supplier agrees to maintain capabilities necessary to provide technical and service support to Tesla and/or its designated third party as to any Items for a minimum of twelve (12) years from the date of final shipment of Items to Tesla;

(ii)	Tesla shall pay the Contract Price for the Items in accordance with Section 4.

(iii)

If, during the period detailed in Section 20(e)(i) above, Tesla does not order one particular Item in a rolling 12 month period then the Supplier will be entitled to request Tesla’ written permission to cease supply of such Item. The Supplier shall not be entitled to cease supply of such Item until it has provided Tesla with written notice of not less than 2 months of its intent to cease supply of such Items and obtained Tesla’ permission.

(iv)

In the event that Tesla provides its consent in accordance with Section 20(e)(iii) above, Tesla may notify the Supplier that it wishes to make an “last time buy” at prices not higher than the Contract Prices plus actual cost differentials for packaging and manufacturing. The Supplier will be obliged to fulfill the “last time buy” upon the terms of this Agreement.

21. Termination.

(a) Termination for Default.

(i) Notice By Tesla. Tesla may give Supplier notice of default of this Agreement or of any Order if (1) Supplier fails to deliver Items in accordance with the delivery times, Specifications, and other requirements of this Agreement, or otherwise materially breaches this Agreement; (2) Supplier anticipatorily repudiates any material provision of this Agreement and fails to provide adequate assurance to Tesla of Supplier’s future performance; or (3) Supplier becomes insolvent, files a petition for relief under any bankruptcy, insolvency or similar law, or makes an assignment for the benefit of its creditors.

(ii) Notice By Supplier. Supplier may give Tesla notice of default of this Agreement, in whole but not in part, if (1) Tesla materially breaches Section 8, 11, or 26(a) of this Agreement; (2) Tesla anticipatorily repudiates Section 8, 11, or 26(a) of this Agreement and fails to provide adequate assurance to Supplier of Tesla’s future performance; or (3) Tesla becomes insolvent, files a petition for relief under any bankruptcy, insolvency or similar law, or makes an assignment for the benefit of its creditors. Supplier shall be entitled to recover costs and losses associated with such termination by Supplier during the initial 36 month term, provided such recovery is limited to the fair market value of any tooling purchased or funded by Tesla for use by Supplier.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(iii) Notices of Default and Cure Period. Any notice of default shall be in writing, reference this Section 21(a), state whether the notice relates to a specified Order (under (1) above) or to this Agreement (under (i) or (ii) above), and specify the basis for such notice (the “Defaulting Condition”). No cure period shall be available, and this Agreement shall terminate immediately after the notice of default, if (1) the Defaulting Condition is a negligent, knowing or willful material breach of Section 9 or Section 11, or (2) the Defaulting Condition cannot reasonably be cured. No cure period shall be available for termination of an Order for default. For all other Defaulting Conditions, the defaulting party shall have ninety (90) days in which to cure the Defaulting Condition, and the Agreement shall not terminate if the defaulting party cures the Defaulting Condition within such cure period.

(iv) After Termination for Default. Upon any termination by Tesla pursuant to this Section 21(a), Supplier shall: (1) continue to supply any portion of the Items for which this Agreement is not cancelled; (2) be liable for additional costs, if any, incurred by Tesla for the purchase of similar goods and services to cover such default; and (3) at Tesla’s request, transfer title and deliver to Tesla: (A) any completed Items, (B) any partially completed Items, and (C) all unique materials and tooling subject or relating to the termination. Termination of the Agreement under this Section 21(a) shall constitute “cancellation” under the Uniform Commercial Code as adopted in California.

(b) Termination of an Order for Convenience.

(i) In addition to either Party’s rights under Section 2(b) and under Section 21(a), Tesla may terminate any Order in whole or in part at any time for Tesla’s convenience by giving Supplier 30 days’ prior written notice which shall state the extent of the termination and the conduct required of Supplier in connection therewith. Such a cancellation may be for any reason including a reduction in the quantity of an Items ordered under an Order. Supplier will use commercially reasonable efforts to mitigate any damages incurred in connection with such termination. Within ninety (90) days from the date on which Supplier receives such notice, Supplier shall deliver to Tesla a written claim for all of Supplier’s damages incurred in connection with the termination (“Termination Charges”), in the form and containing such documentation as required by Tesla. In no event, shall Termination Charges include any damages relating to Commercial Off-the-Shelf Items.

(ii) Failure by Supplier to deliver such claim for Termination Charges within this 90-day period shall constitute a waiver by Supplier of all claims against Tesla as to Termination Charges and a release of all Tesla’s liability arising out of such termination.

(iii) If Tesla does not agree with the amount specified in Supplier’s claim for Termination Charges, Tesla and Supplier will attempt to agree upon a reasonable amount for Termination Charges. If Tesla and Supplier fail to agree upon such an amount within six (6) months after receipt by Tesla of the claim for Termination Charges from Supplier, then the Termination Charges will be conclusively presumed to be the sum of the following as to Items for which the termination applies (provided that no costs shall be duplicated): (1) the unpaid Contract Price for all Items delivered to Tesla pursuant to the Order prior to the date of Tesla’s termination; (2) the Contract Price for all Items ordered pursuant to the Order and completed in accordance with the Agreement but not delivered to Tesla prior to the date of termination, provided such Items are promptly delivered to Tesla; (3) the actual costs for work-in-process incurred by Supplier relating to Items ordered pursuant to the Order, less any costs related to

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Commercial-Off-The-Shelf components either manufactured or procured by Supplier, and an amount representing a fair and reasonable profit on such costs; and (4) the reasonable, out-of- pocket costs paid by Supplier to its Sub-tier Suppliers as a direct result of Supplier’s cancellation of work being performed by such Sub-tier Suppliers or Supplier’s termination of contracts with such Sub-tier Suppliers. Tesla’s obligation to pay costs pursuant to clauses (3) and (4) above shall be subject to Supplier’s obligation to use commercially reasonable efforts to mitigate any such costs.

(iv) This Section 21(b) sets forth Supplier’s sole remedies, and Tesla’s entire liability to Supplier, in the event of a termination of an Order by Tesla for convenience, other than Supplier’s remedy and Tesla’s liability as set forth in Section 16.

(c) Post Termination Consequences. On the date of termination or expiration of the Agreement for any reason, Supplier shall (i) stop work being performed by Supplier pursuant to the Agreement, (ii) cancel orders for parts and/or materials with Supplier’s Sub-tier Suppliers and cease ordering any such parts and/or materials, (iii) cancel work being performed by Supplier’s Sub-tier Suppliers, (iv) cancel any sublicense granted to Sub-tier Suppliers in accordance with this Agreement, (v) at Tesla’s request, assign to Tesla Supplier’s interests in contracts with Supplier’s Sub-tier Suppliers, (vi) furnish Tesla with release of claims from Supplier’s Sub-tier Suppliers resulting from orders and/or work canceled by Supplier, (vii) protect all property in which Tesla has or may acquire an interest, (viii) fully cooperate with Tesla to minimize any adverse effect on Tesla or its customers, and (ix) perform those other obligations set forth in this Agreement upon the termination or expiration of this Agreement.

22. Disclaimer and Limitation of Liability. Notwithstanding anything else in this Agreement, in no event shall Tesla be liable to Supplier or to any other person or entity with respect to any subject matter of this Agreement, under any equity, common law, tort, contract, estoppel, negligence, strict liability or other theory, for any (a) incidental, special, punitive, consequential or indirect damages or (b) damages resulting from loss of sale, business, profits, data, opportunity or goodwill, even if the remedies provided for in this Agreement fail of their essential purpose and even if Tesla has been advised of the possibility of any of the foregoing damages.

In no event will Supplier be liable to Tesla under any equity, common law, tort, contract, estoppel, negligence, strict liability or other theory, for any consequential damages even if Supplier has been advised of the possibility of any of the foregoing damages. Any liability by Supplier to Tesla will be limited to insurance coverage amounts specified in Section 25 below.

23. Indemnity by Supplier.

(a) The provisions hereof are subject to the limit set out in Clause 22. Supplier shall defend, indemnify and hold harmless Tesla from and against any and all third party claims, demands, suits, actions, losses, penalties, damages (whether actual, punitive, consequential or otherwise), authorized settlements, and all other liabilities and associated costs and expenses, including attorney’s fees, expert’s fees, costs of investigation and other costs of litigation (all of the foregoing being collectively called “Indemnified Liabilities”), arising out of or relating to (i) Supplier’s breach of any provision of the Agreement; (ii) any negligent, grossly negligent or intentional acts, errors or omissions by Supplier, its employees, officers, agents or representatives, except to the extent caused by the negligence or intentional misconduct of Tesla; or (iii) strict liability or products liability with respect to or in connection with the Items; (iv) any claim by a Sub-tier Supplier against Tesla relating to goods or services provided to Supplier; or (v) the actual or alleged infringement or misappropriation of patent, copyright, trademark, trade secret rights, confidential information, proprietary rights, or other rights of a

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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third party, (collectively, a “Third Party IP Right”), except to the extent that the infringement or misappropriation was unavoidably caused by Supplier’s compliance with a detailed design furnished and required by Tesla. The indemnity by Supplier in favor of Tesla shall extend to Tesla, its officers, directors, employees, agents and representatives and shall include, and is intended to include, indemnified liabilities which are determined by a court of competent jurisdiction to be the result of acts or omissions of Supplier as a joint tortfeasor. If Supplier is liable only as a joint tortfeasor, then Supplier’s liability shall not extend to that portion of liability determined by the court to be the result of acts or omissions of Tesla. In addition to Supplier’s obligations as to Indemnified Liabilities that arise under clause (v), Supplier shall, at Tesla’s option (1) procure for Tesla and its customers the right to continue to use, sell and resell any affected Item, (2) with respect to a claim for infringement, modify the affected Items so that it is no longer infringing, or (3) replace any affected Items with a non-infringing good or service comparable to the affected Item. If none of these alternatives are possible, Tesla shall have the right to return or destroy, at Tesla’s option, any affected Items for a full refund of the purchase price, plus applicable transportation costs.

(b) In the event of any such Indemnified Liabilities, Tesla shall (i) promptly notify Supplier; (ii) at Supplier’s expense, reasonably cooperate with Supplier in the defense of such claim; and (iii) not settle any such Indemnified Liabilities without Supplier’s written consent, which shall not be unreasonably withheld or delayed. Supplier shall keep Tesla informed at all times as to the status of Supplier’s efforts and consult with Tesla and/or its counsel regarding such efforts. Supplier shall not settle any such claim without the prior written consent of Tesla, which shall not be unreasonably withheld or delayed.

(c) This Section 23 sets forth the entire obligation of Supplier to Tesla and Tesla to Supplier as to Indemnified Liabilities arising from the actual or alleged misappropriation or infringement of any Third Party IP Right.

24. Import and Export Requirements.

(a) General. Supplier agrees it will be required to deliver Items to, and receive Items from, locations outside of the United States. Supplier will use reasonable efforts to comply with all applicable export control laws or regulations promulgated and administered by the laws of the United States or the government of any other country with jurisdiction over the Parties or the transactions contemplated by this Agreement (“Export Laws”) including the obligation that Supplier shall not export, re-export or otherwise disclose, directly or indirectly, Items or technical data received from Tesla or the direct product of such technical data or Items to any person or destination when such export, re-export or disclosure is in violation of Export Laws. Supplier will provide Tesla with any and all information that may be required to comply with Export Laws, including applicable “Export Control Classification Numbers,” documentation substantiating U.S. and foreign regulatory approvals for the Items, and information required by Customs officials to substantiate the value of imported Items including any adjustments in valuation attributable to “assists” as defined by U.S. Customs regulations. All required export and import information shall be sent to the attention of: Manager, Compliance, Tesla Motors, 1050 Bing Street, San Carlos, CA 94070; or any agent so designated by Tesla.

(b) Country of Manufacture. Items shall be marked with the country of origin as required by Export Laws. Supplier shall provide Tesla with a written statement identifying for each Items delivered the (i) Tesla part number and (ii) the country of manufacture. This data shall be provided to Tesla upon Tesla’s request.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c) Duty Drawback. Supplier will provide Tesla or its agent with U.S. Customs entry data and information that Tesla determines is necessary for Tesla to qualify for duty drawback. Such data shall include information and receipts for duties paid, directly or indirectly, on all Items which are either imported or contain imported parts or components. Information related to serial numbers, unique part numbers, lot numbers and any other data which will assist Tesla in identifying imported Items sold to Tesla shall also be provided. At the time of delivery of the Items, but in no event later than thirty (30) days after each calendar quarter, Supplier will provide said documents accompanied by a completed Certificate of Delivery of Imported Merchandise or Certificate of Manufacture and Delivery of Imported Merchandise (Customs Form 331) as promulgated pursuant to 19 CFR 191, or successor regulations.

25. Insurance.

Supplier shall maintain comprehensive public and products liability insurance; in such amounts as are necessary to insure against the risks to Supplier’s operations, but in no event less than the following minimum amounts:

Insurance	Minimum Limits of Liability

Public/Products Liability	As per [***] Commercial Liability Insurance Policy[1]

All policies must be primary and non-contributing, shall have a deductible amount that is not commercially unreasonable, and shall include Tesla as an additional insured. Supplier also waives all rights of subrogation. Supplier will require and verify that each of its Sub-tier Suppliers carries at least the same insurance coverage and minimum limits of insurance, as Supplier is required to carry pursuant to the Agreement. Supplier shall notify Tesla at least thirty (30) days prior to the cancellation or implementation of any material change in the foregoing policy coverage that would affect Tesla’s interests. Upon request, Supplier shall furnish to Tesla as evidence of insurance a certificate of insurance stating that the coverage will not be canceled or materially altered without thirty (30) days prior notice to Tesla.

26. Miscellaneous.

(a) Assignment. This Agreement shall be binding on, and inure to the benefit of, the Parties and their respective permitted assigns. Supplier shall not assign or otherwise transfer this Agreement or any of Supplier’s rights or obligations hereunder, in any manner, without the prior written consent of Tesla, which shall not be unreasonably withheld.

(b) Change in Control. Supplier will notify Tesla immediately of Supplier’s intent (or any other person’s intent, to the extent Supplier is aware of it) to effect any Change in Control or any sale of ten percent (10%) or more of Supplier’s capital stock or similar ownership interest of Supplier.

(c) Waiver. If either Party fails to insist on performance of any term or condition, or fails to exercise any right or privilege hereunder, such failure shall not constitute a waiver of such term, condition, right or privilege.

(d) Survival of Obligations. Termination or expiration of this Agreement will not relieve either Party of its obligations under Sections 7, 8(c), 9(a) — (i), 9(j), 11(a) — (f), 11(h), 12, 17(b), 18,

[1]

[***] will maintain Commercial General Liability for the Term, with limits of at least €500,000 or Sterling equivalent Per Occurrence for Public Liability, and €500,000 or Sterling equivalent Per Occurrence and in the annual aggregate for Product Liability.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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19(c)—(e), 20 — 23, 26(c) — (e), (h), (i), and (I) — (r), nor will termination or expiration relieve the Parties from any liability arising prior to the date of termination or expiration.

(e) Severability. Any provision of this Agreement that is held unenforceable or invalid for any reason by a court of competent jurisdiction shall be severed from this Agreement, and the remainder of the Agreement shall continue in effect; provided, that such unenforceable or invalid provision shall be given effect to the maximum extent then permitted by law.

(f) General Compliance with Laws and EEO Regulations. Each Party represents, warrants and agrees that such Party’s execution, delivery and performance of this Agreement will not conflict with or violate any applicable law, rule, regulation, order, decree, or ordinance.

(g) No Gratuity. Neither Party will offer or give any gratuity to induce any person or entity to enter into, execute or perform the Agreement or any other agreement with between the Parties. [***] will maintain Commercial General Liability for the Term, with limits of at least €500,000 or Sterling equivalent Per Occurrence for Public Liability, and €500,000 or Sterling equivalent Per Occurrence and in the annual aggregate for Product Liability.

(h) Governing Law, Exclusive Forum. The Agreement and any dispute arising out of or in connection with the Agreement or the Parties’ relationship shall be interpreted, enforced and governed by the laws of the State of California, excluding its choice of law rules. The exclusive forum for any dispute related in any way to this Agreement or the Parties’ relationship shall lie in the courts, state or federal, of California, and venue shall lie in the courts of Santa Clara County. Items shall be deemed and shall qualify as goods under the Uniform Commercial Code as adopted in California. Each Party consents to personal jurisdiction in the above courts. Notwithstanding the foregoing, Tesla shall have the right to seek injunctive relief, including preliminary and permanent injunctive relief, in any court of competent jurisdiction, including, without limitation, to enforce Tesla’s rights under Sections 9 and 11, or to otherwise enforce any judgment made hereunder.

(i) General Representations. Each Party represents and warrants as follows: (i) such Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; and (ii) such Party’s execution and delivery of this Agreement and performance of its obligations hereunder will not (1) violate any provision of the charter, bylaws or other governing document of such Party, or (2) conflict with, result in a breach of, or constitute a default under, any other agreement or arrangement by which such Party is bound.

(j) Force Majeure. If and to the extent that a Party’s performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions, revolutions, strikes, labor disputes or any other similar cause beyond the reasonable control of such Party (each, a “Force Majeure Event”), then the non-performing, hindered or delayed Party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues; provided, that such Party continues to use commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. Notwithstanding the preceding sentence, if the Force Majeure Event continues for a period of more than thirty (30) days, either Party may thereafter exercise its rights, if any, pursuant to Section 21, to deliver a notice of termination, subject to any cure period that may be required by Section 21. The Party whose performance is prevented, hindered or delayed by a Force Majeure Event shall promptly

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/[***]	Page 25 of 41

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notify the other Party in writing of the occurrence of a Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.

(k) No Agency. Each Party shall be deemed to be an independent contractor and not an agent, joint venturer or representative of the other Party, and neither Party may create any obligations or responsibilities on behalf of or in the name of the other Party.

(l) Cumulative Remedies. The rights and remedies of the Parties provided under this Agreement are not exclusive (unless another provision of this Agreement expressly provides that a right or remedy is exclusive), and may be exercised, alternatively or cumulatively, with any other rights and remedies available to the Parties under this Agreement or in law or in equity.

(m) Amendments and Modifications; Captions and Construction. Except as provided in Section 2(c) (Updating Business Processes), amendments or revisions to this Agreement must be in writing, signed by both Tesla and Supplier duly authorized representatives, traced by revision numbers and attached to the original of this Agreement.

(n) Counterparts and Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

(o) Notices. Subject to Section 2(c), any notice, consent or approval required or permitted under this Agreement shall be in writing and in English (unless otherwise expressly stated) and shall be given (1) personally; (2) by express courier; (3) by facsimile with confirmation of delivery; or (4) by email with confirmation of delivery. The Supplier and Tesla shall each nominate a representative who shall be authorized to make decisions relating to the Items and who shall be responsible for organizing all meetings and actions provided for in this Agreement.

Notices to Tesla:

Carl Ellis

Supply Chain Manager

Potash Lane

Hethel, Norwich

Norfolk, NR14 8EZ

Fax: + 44 (0) 1953 608404

e-mail: cellis@teslamotors.com

Notices to Supplier:

[***]

[***]

Fax: [***]

e-mail: [***]

(p) Notifications to Tesla. Supplier shall promptly notify Tesla in writing as soon as possible before, and in any event prior to the occurrence of, (i) Supplier’s acquisition of a majority of the capital stock of, or substantially all of the assets of, a third party or business division of a third party that directly or indirectly provides goods or services to Tesla; (ii) a significant change in leadership roles at Supplier, a business division of Supplier, or factory or physical plant of Supplier, which is involved in Supplier’s performance of this Agreement; (iii) any problem or

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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other issue that a reasonable person in the position of Supplier would believe could negatively impact Supplier’s ability to perform its obligations under this Agreement (including making on- time deliveries); or (iv) any material change to Supplier’s information, inventory management, or financial management systems or processes.

(q) Foreign Translation. This Agreement is written in the English language. The English text of this Agreement shall prevail over any translation thereof.

(r) Entire Agreement. This Agreement, including its Attachments, sets forth the entire understanding and agreement of the Parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, proposals and representations, oral or written, between the Parties as to the subject matter, except for NDA(s), which are addressed by Section 9(d). In the event of any conflict between or among any documents which are part of this Agreement, the following order of precedence shall apply: (i) Supply Agreement; (ii) Attachment 1; (iii) other Attachments; (iv) Specifications; and (v) Order.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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By execution hereof, the person signing for each Party below hereby certifies, represents and warrants that he/she has read this Agreement and that he/she is duly authorized to execute this Agreement on behalf of such Party.

TESLA MOTORS, INC.		[***]

By:	/s/ Thomas E. Colson	/s/ [***]

Thomas E. Colson		[***]
Printed Name		Printed Name

Vice President, Manufacturing		Managing Director
Title		Title

20 Apr 07		3rd May 2007
Date		Date

		By:	/s/ [***]

[***]
Printed Name

Director
Title

03.05.07
Date

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Table of Attachments

No	Name
1	List of Items, Pricing Mechanism, and Lead Times
2	Packaging and Labeling Specification
3	Transportation Routing Guide
4	Supplier Corrective Action Request
5	PPAP Submission Workbook
6	Tesla Motors Supplier Handbook
7	Tesla Tooling and Property Requirements
8	Leveraging Tesla Brand Marketing

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Attachment 1

List of Items, Pricing Mechanism, and Lead Times

All prices Ex-Works [***]

[***]

Attachment 1, List of Items, Pricing Mechanism and Lead Times

*This attachment was provided by the supplier on 26th March 2007, and Is subject to further evaluation an updates as per section 4(f)

Description	Tesla Part Number	Quantity p/car set	Unit Price	Cost p/car set	MOQ	Lead-Time (Days)
[***]	06-000535-00-AA	1	£[***]	£[***]	[***]	[***]
[***]	06-000540.00-AA	1	£[***]	£[***]	[***]	[***]
[***]	06.900170-00-AA	1	£[***]	£[***]	[***]	[***]
[***]	06-000541-00-AA	1	£[***]	£[***]	[***]	[***]
[***]	06-000560-00-AA	1	£[***]	£[***]	[***]	[***]
[***]	02-002004-00-AB	1	£[***]	£[***]	[***]	[***]
[***]	02-001845-00-AA	1	£[***]	£[***]	[***]	[***]
[***]	02-001866.00-AA	1	£[***]	£[***]	[***]	[***]
[***]	02-000837-00-AA 02-000838-00-AA	2	£[***]	£[***]	[***]	[***]
[***]	02-000839-00-AA 02-000840-00-AA
[***]	02-000883.00-AA 00-000884-00-AA	2	£[***]	£[***]	[***]	[***]
[***]	06-000623-00 06-000624-00	2	[***]	[***]	[***]	[***]
[***]	01-003145-00 01-003146-00
[***]	02-000844-00-AA 00-000845-00-AA
[***]	02-002050-00-AA	1	£[***]	£[***]	[***]	[***]
[***]	02-001928-00-AA	1	£[***]	£[***]	[***]	[***]
[***]	02-000568-00-AA	1	£[***]	£[***]	[***]	[***]
[***]	02-001931-00-AA	1	£[***]	£[***]	[***]	[***]
[***]	02-001930-00-AA	1	£[***]	£[***]	[***]	[***]
[***]	02-001920-00-AA 02-001921-00-AA	2	[***]	£[***]	[***]	[***]
[***]	02-001918-00-AA 02-001919-00-AA	2	[***]	£[***]	[***]	[***]
[***]	02-001916-00-AA 02-001917-00-AA	2	[***]	£[***]	[***]	[***]
[***]	06-000739-00-AA	1	£[***]	£[***]	[***]	[***]
[***]	06-000740-00-AA	1	£[***]	£[***]	[***]	[***]
[***]	02-002950-00-AA 02-002952-00-AA
[***]	02-002951-00-AA 02-002934-00-AA
[***]	02-002488-00-AA 02-002489-00-AA	2	£[***]	£[***]	[***]	[***]
[***]	02-001925-00-AA 02-001926-00-AA	2	£[***]	£[***]	[***]	[***]
[***]	02-001922-00-AA 02-001923-00-AA	2	£[***]	£[***]	[***]	[***]
[***]	02-001911-00-AA 02-001912-00-AA	2	£[***]	£[***]	[***]	[***]

				[***]	£[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/[***]	Page 30 of 41

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[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Attachment 2

Transportation, Packaging and Labeling Specification

1	The Supplier shall (where applicable):

(a)	properly pack and label the Items in accordance with the specific requirements of Tesla;

(b)	route consignments in accordance with any instructions from Tesla;

(c)

not charge for the handling, packaging, storage or transportation of the Items, protective packaging, material, delivering of parts to various plants in special racks/different container types or re-assignment of all kind of containers unless otherwise agreed in writing with Tesla;

(d)	to properly mark each package with a label/tag according to Tesla’ instructions and/or in accordance with any legal obligation;

(e)

include on any bills of lading or other shipping receipts the correct classification and identification of the Items transported in accordance with Tesla’ instructions and any requirements of the carrier and to promptly forward the same in accordance with Tesla’ instructions;

(f)	ensure that the marks on each package and identification of the Items on packing slips, bills of lading and invoices are sufficient to enable Tesla to easily identify the goods;

(g)

obtain all necessary export licenses and/or permissions in respect of the delivery of the Items or where Tesla must obtain such export licenses and/or permissions in its own name, provide Tesla with reasonable assistance to secure the same;

(h)

notify Tesla in advance of delivery in writing if the Supplier requires Tesla to return any packaging material to the Supplier. Such packaging material will only be returned to the Supplier at the Supplier’s cost and risk.

(i)	comply with a all provisions of the Tesla supplier handbook.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Attachment 3

Transportation Routing Guide

[omitted]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Attachment 4

Supplier Corrective Action Request

Refer to Tesla Motors Document Numbers:

•	99-000002-02	Corrective & Preventive Actions
•	99-000066-04	Supplier Corrective Action Request form

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Attachment 5

PPAP Submission Workbook

Refer to Tesla Motors Document Number:

•	99-000094-04	PPAP Submission Workbook

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Attachment 6

Tesla Motors Supplier Handbook

Refer to Tesla Motors Document Number:

•	99-000068-03	Tesla Motors Supplier Handbook

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Attachment 7

Tesla Tooling and Property Requirements

1

Unless otherwise agreed in writing by Tesla, the Supplier shall be responsible for and shall undertake the design and development of all tools, jigs, dies, gauges, fixtures, molds and patterns or other equipment necessary in the provision of the Items (“Tooling”), unless Tesla solely provides the design of the Tooling and provides instruction relating to design in which case the Supplier shall be responsible for producing the Tooling to the Tesla design. Supplier shall keep all Tooling in good condition. Supplier shall inform Tesla of any expenses related to any replacement or upkeep of all Tooling when necessary.

2

Supplier warrants that the design, assembly, manufacture or procurement of the Tooling shall render the Tooling fit for purpose and of satisfactory quality provided that the parties hereby acknowledge and agree that the Supplier shall not be in breach of this warranty if a design provided by Tesla is in error and such error is not due to the acts or omissions of the Supplier;

3

The cost of changes to the Tooling necessary to make design and specification changes authorized by Tesla shall be paid for by Tesla. The Supplier hereby grants to Tesla an irrevocable option (exercisable at any time during the duration of the Agreement or after its termination) to take possession of and title to the Tooling that are special for the provision of the Items upon payment to the Supplier of the book value thereof less any amounts which Tesla has previously paid to the Supplier for the cost of such Tooling.

4

All supplies, tools, jigs, dies, gauges, fixtures, molds, patterns, equipment and other items provided by Tesla, either directly or indirectly, to the Supplier, or for which the Supplier has been reimbursed by Tesla (“Tesla Property”), shall be and remain the property of Tesla and held by the Supplier on a bailment basis.

5	The Supplier shall bear the risk of loss and damage to Tesla Property. Tesla Property shall at all times at the Supplier’s cost

(a)	be properly housed and maintained in full working order;

(b)	be replaced by the Supplier (at the Supplier’s cost), if the replacement is required due to

(i)	abuse of the Tesla Property; and/or

(ii)	failure to maintain, repair, service or house the Tesla Property.

(c)	not be used by the Supplier for any purpose other than the performance of an Order under the Agreement;

(d)	be conspicuously marked as property of Tesla by the Supplier;

(e)	not be mixed with the property of the Supplier or with that of a third party; and

(f)	not be moved from the Supplier’s premises, modified or replaced without Tesla’ prior written approval.

6

Upon the request of Tesla, the Tesla Property shall be immediately released to Tesla or delivered to Tesla’ premises by the Supplier properly packed and marked in accordance with the requirements of Tesla all at the Supplier’s cost or delivered to any location reasonably designated by Tesla, in which event Tesla shall pay the Supplier the reasonable cost of delivering such Tesla Property to such location.

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7	The Supplier shall insure all Tesla Property against all risks for the replacement value and shall, upon Tesla’ request, provide to Tesla certificates or other satisfactory evidence of such insurance.

8

Tesla, its employees, agents and sub-contractors may enter in or on the Supplier’s premises (or any other premises where the Tesla Property may be) at all reasonable times and on reasonable notice to inspect the Tesla Property and the Supplier’s records with respect thereto and the Supplier hereby provides its irrevocable consent (and shall procure the irrevocable consent of any relevant third parties) to permit Tesla, its employees, agents and sub-contractors to enter such premises for this purpose.

9	On termination of the Agreement (for whatever reason) the Supplier must not destroy the Tesla Property but shall liaise with Tesla over arrangements for the Tesla Property to be returned to Tesla.

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Attachment 8

Leveraging Tesla Brand Marketing

1.	Definitions: The following capitalized term shall have the meaning specified below.

(a)

“Tesla Marketing Materials” means all marketing materials that promote Tesla’s products and vehicles that include, but are not limited to: (A) Tesla’s trademarks, service marks, photographs, or images in promotional, advertising, instructional, or reference materials, or on its web sites, products, labels, or packaging; (B) marketing merchandize, props, posters, banners, toys, gifts, mugs, etc.; (C) links to or from Tesla’s web sites to various third party sites, including Supplier’s; and (D) display or demonstration of Tesla vehicles, sub-systems, parts, models, or replicas in show rooms, conventions, or marketing events.

2.	The following guideline shall be applied when Supplier wishes to use Tesla Marketing Materials. Additional guidelines may be provided by Tesla at its discretion.

3.

Use of the Tesla Marketing Materials for commercial purposes without the prior written consent of Tesla may constitute trademark infringement and unfair competition in violation of federal and state laws. Use of Tesla trademarks may be prohibited, unless expressly authorized.

4.

Tesla’s trademarks, service marks, trade names, and trade dress are valuable assets. In following these guidelines, Supplier shall protect Tesla’s valuable trademark rights and strengthen Tesla’s corporate and brand identities.

5.

By using a Tesla trademark, in whole or in part, Supplier acknowledges that Tesla is the sole owner of the trademark and promising that Supplier will not interfere with Tesla’s rights in the trademark, including challenging Tesla’s use, registration of, or application to register such trademark, alone or in combination with other words, anywhere in the world, and that Tesla will not harm, misuse, or bring into disrepute any Tesla trademark.

6.

The goodwill derived from using any part of a Tesla trademark exclusively inures to the benefit of and belongs to Tesla. Except for the limited right to use as expressly permitted under these Guidelines, no other rights of any kind are granted hereunder, by implication or otherwise.

7.	Authorized Use of Tesla Trademarks.

(a)

Advertising, Promotional, and Sales Materials. Only Tesla and its authorized licensees may use the Tesla Marketing Materials in advertising, promotional, and sales materials. Supplier may use the Tesla Marketing Materials only as specified in the agreement.

(b)	Word mark. Supplier may use Tesla word mark in a referential phrase on promotional/advertising materials, provided they comply with the following requirements.

(i)	The Tesla word mark is not part of the product name.

(ii)	The Tesla word mark appears less prominent than the product name.

(iii)	The reference to Tesla does not create a sense of endorsement, sponsorship, or false association with Tesla or Tesla products or services.

(iv)	The use does not show Tesla or its products in a false or derogatory light.

(c)

Publications, Seminars, and Conferences. Supplier may use a Tesla word mark in connection with book titles, magazines, periodicals, seminars, or conferences provided Supplier comply with the following requirements:

(i)	The use is referential and less prominent than the rest of the title.

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(ii)	The use reflects favorably on both Tesla and Tesla products or technology.

(iii)	Supplier’s name and logo appear more prominent than the Tesla word mark on all printed materials related to the publication, seminar or conference.

(iv)

The Tesla Marketing Materials or any other Tesla-owned graphic symbol, logo, icon or image does not appear on or in the publication or on any materials related to the publication, seminar, or conference without express written permission from Tesla.

(v)

A disclaimer of sponsorship, affiliation, or endorsement by Tesla, similar to the following, is included on the publication and on all related printed materials: “(Title) is an independent (publication) and has not been authorized, sponsored, or otherwise approved by Tesla Motors, Inc.”

(vi)	A trademark attribution notice is included in the credit section giving notice of Tesla’s ownership of its trademark(s).

(d)	Web Sites. Web sites may use the appropriate Tesla word mark, provided such use complies with the guidelines set forth in Sections 7(a) to (c) above.

8.	Unauthorized Use of Tesla Trademarks.

(a)

Supplier shall not use or register, in whole or in part, Tesla trademark, including Tesla-owned graphic symbols, logos, icons, or an alteration thereof, as or as part of a company name, trade name, product name, or service name except as specifically noted in these guidelines.

(b)

Supplier shall not use the Tesla Marketing Materials or any other Tesla-owned graphic symbol, logo, or icon on or in connection with web sites, products, packaging, manuals, promotional/advertising materials, or for any other purpose except pursuant to an express written trademark license from Tesla.

(c)

Supplier shall not use an image of other variation of the Tesla Marketing Materials for any purpose. Third parties cannot use a variation, phonetic equivalent, foreign language equivalent, takeoff, or abbreviation of an Tesla trademark for any purpose.

(d)	Supplier shall not use an Tesla trademark or any other Tesla-owned graphic symbol, logo, or icon in a disparaging manner.

(e)

Supplier shall not use Tesla trademark, including Tesla-owned graphic symbols/logos, or icons, in a manner that would imply Tesla’s affiliation with or endorsement, sponsorship, or support of a third party product or service.

(f)

Supplier shall not manufacture, sell or give-away merchandise items, such as T-shirts and mugs, bearing Tesla trademark, including symbols, logos, or icons, except pursuant to an express written trademark license from Tesla.

(g)	Supplier shall not imitate the distinctive Tesla packaging, website design, logo, or typefaces.

(h)	Supplier shall not use or imitate a Tesla slogan or tagline.

(i)	Supplier shall not use an identical or virtually identical Tesla trademark as a second level domain name.

9.	Proper Use of Tesla Trademarks.

(a)	Trademarks are adjectives used to modify nouns; the noun is the generic name of a product or service. Trademarks may not be used in the plural or possessive form.

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(b)	Spell and capitalize Tesla’s trademarks exactly as intended by Tesla. No shortened or abbreviated Tesla product names or made-up names that contain Tesla trademarks shall be allowed.

10.

Compensation. In return for using Tesla Marketing Materials, Parties may agree to Supplier paying Tesla a reasonable compensation for anticipated potential for Supplier’s enhanced market position and sales. When such agreements are made by Parties, the agreed sum shall be paid to Tesla in a mutually agreed term, including deduction from Item costs.

11.	Tesla will not be allowed to use any logo, trademark, or service mark of the Supplier without agreeing to specific terms as to use.

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